SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]
--------------------------------------------------------------------------------
Check the appropriate box:


    [ ] Preliminary Proxy Statement
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to [sec] 240.14a-11(c) or [sec] 240.14a-12
    [ ] Confidential for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))


                            MFS CHARTER INCOME TRUST
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
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     or Item 22(a)(2) of Schedule 14A.
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                        MFS[RegTM] CHARTER INCOME TRUST
                500 Boylston Street, Boston, Massachusetts 02116



               Notice of the 1998 Annual Meeting of Shareholders
                         To be held on October 22, 1998


The 1998 Annual Meeting of Shareholders of MFS Charter Income Trust (the "Trust") will be held at 500 Boylston Street, Boston, Massachusetts, at 9:30 a.m. on Thursday, October 22, 1998, for the following purposes:


ITEM 1. To elect Sir J. David Gibbons, Walter E. Robb, III and Arnold D. Scott as Trustees of the Trust;

ITEM 2. To ratify the selection of Ernst & Young LLP as the independent public accountants to be employed by the Trust for the fiscal year ending November 30, 1998; and

ITEM 3. To transact such other business as may come before the Meeting and any adjournments thereof.


         YOUR TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF ALL ITEMS.

Only shareholders of record on August 24, 1998 will be entitled to vote at the Annual Meeting of Shareholders.




                                           STEPHEN E. CAVAN, Secretary and Clerk


September 4, 1998

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP IN AVOIDING THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                         MFS[RegTM] CHARTER INCOME TRUST
                                Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of MFS[RegTM] Charter Income Trust (the "Trust") to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at 9:30 a.m. on Thursday, October 22, 1998 at 500 Boylston Street, Boston, Massachusetts, for the purposes set forth in the accompanying Notice. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing filed with the proxy tabulation agent, State Street Bank and Trust Company, P.O. Box 592, Boston, Massachusetts 02102 or delivered at the Meeting. On August 24, 1998, there were outstanding 67,137,747.998 shares of the Trust. Shareholders of record at the close of business on August 24, 1998 will be entitled to one vote for each share held.

The mailing address of the Trust is 500 Boylston Street, Boston, Massachusetts 02116. Solicitation of proxies is being made by the mailing of this Notice and Proxy Statement with its enclosures on or about September 4, 1998. A copy of the Trust's most recent annual report and semi-annual report may be obtained without charge by contacting MFS Service Center, Inc., the Trust's transfer and shareholder servicing agent (the "Shareholder Servicing Agent"), P.O. Box 9024, Boston, MA 02205-9824, or by telephone toll-free at (800) 637-2304.

ITEM 1--ELECTION OF TRUSTEES
     Under the provisions of the Trust's Declaration of Trust, the Trustees are divided into three classes, each having a term of three years. It is intended that proxies not limited to the contrary will be voted in favor of Sir J. David Gibbons, Walter E. Robb, III and Arnold D. Scott, as Trustees of the class whose term will expire at the 2001 annual meeting of shareholders (or special meeting in lieu thereof). Messrs. Gibbons, Robb and Scott are currently Trustees of the Trust. Under the terms of the Trust's retirement plan, the Trustees have a mandatory retirement age of 75. Consequently, Mr. Robb is expected to retire no later than December 31, 2001.

     The following table presents certain information regarding the Trustees of the Trust, including their principal occupations, which, unless specific dates are shown, are of more than five years duration, although the titles may not have been the same throughout. An asterisk beside a Trustee's name indicates that he or she is an "interested person", as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Trust's investment adviser and has been affiliated with the investment adviser for more than five years.


                                                                                          Shares of
Name, Age, Position with Trust,                                 First                    Trust Owned
Principal Occupation and                                        Became      Term     Beneficially as of     Percent
Other Directorships(1)                                        a Trustee   Expiring   August 19, 1998(2)   of Class(3)
-------------------------------                               ---------   --------   ------------------   -----------
RICHARD B. BAILEY*, 71, Trustee; Private Investor;
  Massachusetts Financial Services Company, former Chairman
  and Director (prior to September 1991).                       1993       1999               0.00           0.0000%
MARSHALL N. COHAN, 71, Trustee; Private Investor.               1993       1999               0.00           0.0000%
LAWRENCE H. COHN, M.D., 61, Trustee; Brigham and
  Women's Hospital, Chief of Cardiac Surgery; Harvard
  Medical School, Professor of Surgery.                         1989       2000           1,131.257          0.0016%

                                                                                              Shares of
Name, Age, Position with Trust,                                     First                    Trust Owned
Principal Occupation and                                            Became      Term     Beneficially as of     Percent
Other Directorships(1)                                           a Trustee   Expiring   August 19, 1998(2)    of Class(3)
-------------------------------                                  ---------   --------   --------------------  -----------
SIR J. DAVID GIBBONS, KBE, 71, Trustee; Edmund Gibbons
  Limited, Chief Executive Officer; Colonial Insurance Company
  Ltd., Director & Chairman.                                        1993       1998               0.00           0.0000%
ABBY M. O'NEILL, 70, Trustee; Private Investor; Rockefeller
  Financial Services, Inc. (investment advisers), Director.         1993       2000               0.00           0.0000%
WALTER E. ROBB, III, 72, Trustee; Benchmark Advisors, Inc.
  (corporate financial consultants), President and Treasurer;
  Benchmark Consulting Group, Inc. (office services),
  President; CitiFunds and CitiSelect Folios (mutual funds),
  Trustee.                                                          1993       1998             768.23           0.0011%
ARNOLD D. SCOTT*, 55, Trustee; Massachusetts Financial
  Services Company, Senior Executive Vice President,
  Director and Secretary.                                           1993       1998             319.003          0.0004%
JEFFREY L. SHAMES*, 43, Trustee; Massachusetts Financial
  Services Company, Chairman of the Board and Chief Executive
  Officer.                                                          1993       2000               0.00           0.0000%
J. DALE SHERRATT, 59, Trustee; Insight Resources, Inc.
  (acquisition planning specialists), President; Wellfleet
  Investments (investor in health care companies), Managing
  General Partner (since 1993).                                     1989       1999           4,484.666          0.0066%
WARD SMITH, 67, Trustee; NACCO Industries (holding
  company), Chairman (prior to June 1994); Sunstrand
  Corporation (diversified mechanical manufacturer), Director.      1993       2000               0.00           0.0000%
All Trustees and officers as a group                                                          9,244.42           0.0137%

-----------
(1) Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (the "SEC") (i.e., "public companies").

(2) Numbers are approximate and include, where applicable, shares owned by a Trustee's or officer's spouse or minor children or shares which were otherwise reported by the Trustee or officer as "beneficially owned" under SEC rules.

(3) Percentage of shares outstanding on August 19, 1998. All shares are held with sole voting and investment power, except to the extent that such powers may be shared by a family member or a trustee of a family trust.

     All Trustees serve as Trustees of 42 funds within the MFS fund complex advised by Massachusetts Financial Services Company ("MFS" or the "Adviser"), investment adviser to the Trust, except for Messrs. Bailey and Scott, who each serve as Trustees of 69 funds within the MFS fund complex and Mr. Shames who serves as a Trustee of 89 funds within the MFS fund complex. Mr. Bailey is also a director of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)"). MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holding, Inc., which is in turn an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada. Messrs. Scott and Shames are "interested persons" of the Trust because each person is an officer and director of MFS. Mr. Bailey is considered an "interested person" of the Trust because he is a director of Sun Life of Canada (U.S.). Messrs. Scott and Shames each owns shares of common stock of MFS.

     The Trust pays each Trustee who is not an officer of MFS a fee of $8,275 per year, plus $500 per meeting and $500 per committee meeting attended, together with such Trustee's actual out-of-pocket expenses relating to attendance at meetings. In addition, each Trustee who is not an officer of the Adviser will be entitled to receive certain benefits pursuant to the Trust's retirement plan. Under this plan, each such Trustee (or his or her beneficiaries) will be entitled to receive an annual retirement or death benefit in an amount of up to 50% of such Trustee's average annual compensation, depending on the Trustee's length of service. Set forth below is certain information concerning the cash compensation paid to these Trustees and benefits accrued, and estimated benefits payable, under the retirement plan.

                           TRUSTEE COMPENSATION TABLE



                                               Retirement Benefit            Estimated         Total Trustee Fees
                           Trustee Fees     Accrued as part of Trust     Credited Years of     from Trust and Fund
        Trustee           from Trust(1)            Expense(1)                Service(2)            Complex(3)
----------------------   ---------------   --------------------------   -------------------   --------------------
Richard B. Bailey            $14,379                 $2,911                       8                 $283,647
Marshall N. Cohan             15,379                  3,278                       8                  148,067
Dr. Lawrence Cohn             13,879                  6,089                      22                  123,917
Sir J. David Gibbons          14,379                  3,011                       8                  129,842
Abby M. O'Neill               14,379                  2,878                       9                  129,842
Walter E. Robb, III           15,379                  3,278                       8                  148,067
Arnold D. Scott                  -0-                    -0-                     N/A                      -0-
Jeffrey L. Shames                -0-                    -0-                     N/A                      -0-
J. Dale Sherratt              17,879                  6,556                      24                  184,067
Ward Smith                    17,879                  3,278                      12                  184,067

(1) For fiscal year ended November 30, 1997.

(2) Based on normal retirement age of 75.


(3) For calendar year 1997. All Trustees served as Trustees of 42 funds within the MFS fund complex (having aggregate net assets at December 31, 1997 of approximately $18 billion) except Mr. Bailey who served as a Trustee of 69 funds within the MFS fund complex (having aggregate net assets at December 31, 1997 of approximately $47 billion).

                        ESTIMATED ANNUAL BENEFITS PAYABLE
                        BY THE TRUST UPON RETIREMENT (4)


    Average                     Years of Service
 Trustee Fees        3           5           7        10 or more
----------------------------------------------------------------
   $  12,491      $1,874      $3,123      $4,372        $6,246
      13,926       2,089       3,482       4,874         6,963
      15,361       2,304       3,840       5,376         7,681
      16,797       2,519       4,199       5,879         8,398
      18,232       2,735       4,558       6,381         9,116
      19,667       2,950       4,917       6,883         9,833

(4) Other funds in the MFS fund complex provide similar retirement benefits to the Trustees.

     The Board of Trustees of the Trust met 6 times during its last fiscal year. The Board has a standing Audit Committee, composed of Messrs. Cohan, Robb, Sherratt and Smith to review the internal and external accounting and auditing procedures of the Trust and, among other things, to consider the selection of independent public accountants for the Trust, to approve all significant services proposed to be performed by its independent public accountants and to consider the possible effect of such services on their independence. The Audit Committee met 4 times during the Trust's last fiscal year. The Board has created a Nominating Committee, composed of Ms. O'Neill and Messrs. Cohan, Cohn, Gibbons, Robb, Sherratt and Smith, that is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. The Nominating Committee consists only of Trustees who are not "interested persons" of the Trust as defined in the 1940 Act. The Nominating Committee would consider recommendations by shareholders if a vacancy were to exist. Shareholders wishing to recommend Trustee candidates for consideration by the Nominating Committee may do so by writing the Secretary of the Trust. Nominees must be persons who are not "interested persons" of the Trust as defined in the 1940 Act. Members of the Nominating Committee confer periodically and hold meetings as required. The Nominating Committee did not meet during the Trust's last fiscal year.

Required Vote. Approval of this matter as to any nominee will require the affirmative vote of a plurality of the Trust's outstanding shares voting at the Meeting in person or by proxy.

ITEM 2--RATIFICATION OF SELECTION OF ACCOUNTANTS
     It is intended that proxies not limited to the contrary will be voted in favor of ratifying the selection, by a majority of Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of the Trust, of Ernst & Young LLP under Section 32(a) of the 1940 Act as independent public accountants to certify every financial statement of the Trust required by any law or regulation to be certified by independent public accountants and filed with the SEC and to provide certain other tax-related services (such as tax return preparation and assistance and consultation with respect to the preparation of filings with the SEC) in respect of all or any part of the fiscal year ending November 30, 1998. Ernst & Young LLP has no direct or material indirect interest in the Trust.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote. Ratification of this matter will require the affirmative vote of a majority of the Trust's outstanding shares voting at the Meeting on this matter in person or by proxy.

INVESTMENT ADVISER AND ADMINISTRATOR
     The Trust engages as its investment adviser and administrator MFS, a Delaware corporation, with offices at 500 Boylston Street, Boston, MA 02116. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, which is in turn an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Canada M5H1J9.

MANNER OF VOTING PROXIES
     All proxies received by the management will be voted on all matters presented at the Meeting, and if not limited to the contrary, will be voted FOR the election of Messrs. Gibbons, Robb and Scott as Trustees of the Trust (if still available for election), and ratification of the selection of Ernst & Young LLP as independent public accountants.

     All proxies voted, including proxies that reflect (i) broker non-votes (broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter), (ii) abstentions or (iii) the withholding of authority to vote for a nominee for election as Trustee, will be counted toward establishing a quorum. A majority of the Trust's outstanding shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Passage of any proposal being considered at the Meeting will occur only if a sufficient number of votes are cast FOR the proposal. With respect to the election of Trustees and the ratification of public accountants, neither withholding authority to vote nor abstentions nor broker non-votes have any effect on the outcome of the voting on any matter.

     The Trust knows of no other matters to be brought before the Meeting. If, however, because of any unexpected occurrence, any nominee is not available for election or if any other matter properly comes before the Meeting, it is the Trust's intention that proxies not limited to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

SUBMISSION OF CERTAIN PROPOSALS
     Proposals of shareholders which are intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Trust on or prior to May 8, 1999.

SECTION 16(a)-BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
     Section 16(a) of the Securities Exchange Act of 1934 requires Trustees, directors and certain officers of the Trust and MFS, and persons who own more than ten percent of the Trust's shares, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Trust with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Trust believes that, during the year ended November 30, 1997, all Section 16(a) filing requirements applicable to Trustees, directors and certain officers of the Trust and the Adviser and greater than ten percent beneficial owners were complied with.

ADDITIONAL INFORMATION
     To obtain the necessary representation at the Meeting, solicitations may be made by mail, telephone or interview by Corporate Investor Communications, Inc. ("CIC") or its agents, as well as by officers of the Trust, employees of the Adviser and securities dealers by whom shares of the Trust have been sold. It is anticipated that the total cost of any such solicitations, if made by CIC or its agents, would be approximately $9,500 plus out-of-pocket expenses, and if made by any other party, would be nominal.

     The expense of solicitations as well as the preparation, printing and mailing of the enclosed form of proxy, and this Notice and Proxy Statement, will be borne by the Trust.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY
September 4, 1998                                       MFS CHARTER INCOME TRUST

                               MFS[RegTM] CHARTER
                                 INCOME TRUST
                500 Boylston Street, Boston, Massachusetts 02116





                              MFS[RegTM] CHARTER
                                 INCOME TRUST
                              500 Boylston Street
                          Boston, Massachusetts 02116


                                Proxy Statement

                          For the 1998 Annual Meeting
                         of Shareholders to be held on
                                October 22, 1998

      THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES OF
                         MFS[RegTM] CHARTER INCOME TRUST
         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 22, 1998

                                   P R O X Y

     The undersigned hereby appoints JAMES R. BORDEWICK, JR., STEPHEN E. CAVAN,
W. THOMAS LONDON and JEFFREY L. SHAMES, and each of them, proxies with several powers of substitution, to vote for the undersigned at the 1998 Annual Meeting of Shareholders of MFS CHARTER INCOME TRUST, to be held at 500 Boylston Street, Boston, Massachusetts, on Thursday, October 22, 1998, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, or at any adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. ALL PROPOSALS (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN PROPOSED BY THE BOARD OF TRUSTEES. IF NO DIRECTION IS GIVEN ON THESE PROPOSALS, THIS PROXY CARD WILL BE VOTED 'FOR' THE NOMINEES AND 'FOR' ITEM 2. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.


  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

     Please sign this proxy exactly as your name appears on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


      [X] PLEASE MARK VOTES
          AS IN THIS EXAMPLE


                                               For
                                       With-   All
                                 For   hold   Except                                               For   Against   Abstain
 1.) ELECTION OF TRUSTEES        [ ]    [ ]    [ ]         2.) RATIFICATION OF SELECTION           [ ]     [ ]       [ ]
                                                               OF ACCOUNTANTS

     Nominees:
      Sir J. David Gibbons
      Walter E. Robb, III
      Arnold D. Scott

      If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.




      Please be sure to sign and date this Proxy.         Date


      Shareholder sign here                               Co-owner sign here